UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2010

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

DUKE ENERGY INDIANA, INC.

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-3543	35-0594457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Main Street, Plainfield, Indiana 46168

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Duke Energy Indiana, Inc. (the “Company”) has updated its cost estimate for the Edwardsport clean coal gasification plant under construction in southwest Indiana.  The project’s scale and complexity has added approximately $530 million to the $2.35 billion estimate which was previously approved by the Indiana Utility Regulatory Commission (the “Commission”).  The Company announced last November that costs would be increasing as the project’s engineering progressed.  Most of the design work and equipment purchasing is now done, and total project costs are estimated at $2.88 billion, including contingency and financing costs.  The cost increases for the plant must be approved by the Commission before they can be phased into customer electric rates.  The project is scheduled to be completed in 2012.

Item 9.01.   Financial Statements and Exhibits.

(d)          Exhibits.

99.1                         Summary of Edwardsport IGCC Project (As of April 16, 2010)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: April 16, 2010	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Group Executive, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Summary of Edwardsport IGCC Project (As of April 16, 2010)